Exhibit 4.6

AMENDMENT NO. 1

Dated as of October 25, 2017

to

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 14, 2017

to

INDENTURE

Dated as of February 14, 2017

Between

H.B. FULLER COMPANY,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

4.000% Notes due 2027

TABLE OF CONTENTS

Page

ARTICLE 1 . DEFINITIONS		2

Section 1.1	Definition of Terms.	2

ARTICLE 2 AMENDMENT TO THE FIRST SUPPLEMENTAL INDENTURE AND THE NOTES		2

Section 2.1	Amendment to the Par Call Date.	2

ARTICLE 3 MISCELLANEOUS		2

Section 3.1	Ratification of Indenture.	2

Section 3.2	Governing Law.	2

Section 3.3	Separability.	2

Section 3.4	Counterparts.	2

i

AMENDMENT NO. 1 TO FIRST SUPPLEMENTAL INDENTURE

AMENDMENT NO. 1 TO FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 25, 2017, between H.B. FULLER COMPANY, a Minnesota corporation (the “Company”), having its principal place of business at 1200 Willow Lake Boulevard, St. Paul, Minnesota 55110-5101, and U.S. BANK NATIONAL ASSOCIATION, (the “Trustee”), a national banking association duly organized and validly existing under the laws of the United States of America having its Corporate Trust Office at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107.

RECITALS OF THE COMPANY

A.     The Company and the Trustee are party to the Indenture, dated as of February 14, 2017 (the “Indenture”), providing for the issuance from time to time of its debentures, notes, bonds and other evidences of indebtedness (the “Debt Securities”), and the First Supplemental Indenture thereto, dated as of February 14, 2017 (the “First Supplemental Indenture”), providing for the establishment of a series of Debt Securities under the Indenture known as its “4.000% Notes due 2027” (the “Notes”).

B.     The First Supplemental Indenture and the Notes previously issued thereunder incorrectly refer to the “Par Call Date” as November 15, 2017, rather than the intended definition of the Par Call Date of November 15, 2026 that was set forth in the prospectus supplement dated February 9, 2017 relating to the offering of the Notes (the “Prospectus Supplement”).

C.     Section 901(14) of the Indenture provides that, without the consent of any holders of any Debt Securities, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture to conform any provision of the Indenture, any supplemental indenture, and one or more series of Debt Securities to the description thereof contained in any prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the Debt Securities.

D.     Pursuant to Section 901(14) of the Indenture, the Company desires to amend the definition of “Par Call Date” in the First Supplemental Indenture and the Notes to conform to definition of “Par Call Date” as set forth in the Prospectus Supplement.

E.     Pursuant to Sections 901 and 903 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture, as an indenture supplemental to the Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the holders thereof, and for the purpose of setting forth the forms and terms of the Notes, it is mutually covenanted and agreed for the benefit of all holders of the Notes, as follows:

1

Article 1.
DEFINITIONS

Section 1.1     Definition of Terms. Terms used but not defined in this Supplemental Indenture shall have the same meaning as defined in the Indenture, unless the context otherwise requires.

Article 2
Amendment to the FIRST SUPPLEMENTAL INDENTURE AND THE NOTeS

Section 2.1     Amendment to the Par Call Date.      The definition of “Par Call Date” set forth in the form of Note attached to the First Supplemental Indenture, and in any Notes issued pursuant thereto, is hereby amended by replacing the date “November 15, 2017” where it appears therein with the date “November 15, 2026”.

Article 3
MISCELLANEOUS

Section 3.1     Ratification of Indenture. The Indenture and the First Supplemental Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture and the First Supplemental Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture shall apply solely with respect to the Notes and not to any other series of Debt Securities issued under the Indenture. The provisions of general application set forth in the Indenture and the First Supplemental Indenture shall apply to this Supplemental Indenture.

Section 3.2     Governing Law. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

Section 3.3     Separability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.4     Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. Delivery of a signed copy of this Supplemental Indenture (or a signature page hereto) by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Supplemental Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the date first above written.

H.B. FULLER COMPANY

By:	/s/ Heidi A. Weiler
Name: Heidi A. Weiler
Title: Vice President, Treasurer

[Signature Page to Amendment No. 1 to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

[Signature Page to Amendment No. 1 to First Supplemental Indenture]